REVISED AMENDMENT TO

CUSTODIAN AGREEMENT

This AMENDMENT TO CUSTODIAN AGREEMENT (“Amendment”) effective as of June 1, 2013, is by and between The Huntington Funds (the “Trust”) and Huntington National Bank (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Trust and the Custodian are parties to that certain Custodian Agreement dated May 26, 2009 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Agreement”);

WHEREAS, the Board of Trustees of the Trust approved a securities lending program for the Funds, and a schedule of fees to HNB for the administration of that securities lending program;

WHEREAS, the Funds renegotiated fees charged by Morgan Stanley & Co., LLC (“Morgan Stanley”) for its securities lending services under a certain Master Securities Loan Agreement (“MSLA”); and

WHEREAS, an Addendum to said MSLA between Morgan Stanley and the Funds was approved by the Board on May 23, 2013, effective June 1, 2013;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Appendix D to the Agreement is hereby amended as to the new schedule of fees for custodian services rendered by HNB, as set forth in Exhibit A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON NATIONAL BANK

By:	/s/ Kevin R. Speert
Name:	Kevin R. Speert
Title:	Vice President

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer

Huntington National Bank

Custody Service

Schedule of Fees

APPENDIX D

Administrative Domestic Fee
Domestic Market Value Fee (1)	2.60 Basis Points
Huntington VA Balanced Fund Fee	1.00 Basis Point
Huntington Balanced Allocation Fund Fee	1.00 Basis Point
Huntington VA Conservative Allocation Fund Fee	1.00 Basis Point
Huntington Growth Allocation Fund Fee	1.00 Basis Point
Foreign Market Value Fee	0.50 Basis Point
(plus the fees described in the Global Securities Fee Schedule below)
Monthly Global Sub-Custodian Market Value Min. Fee per Account	$250.00

Other Global Settlement Charges:
FRB	$8.00/Transaction
Mutual Fund Settlement (Domestic)	$30.00/Transaction
Short Term Instruments	$8.00/Transaction
Time Deposits	$8.00/Transaction
Derivatives (Hedges, Futures, Forwards, Swaps)	$25.00/Transaction
Repurchase Agreements	$8.00/Transaction
Commercial Paper	$8.00/Transaction
Vault Transfer (Domestic)	$4.00/Transaction
Physical	$15.00/Transaction
Manual Trade Surcharge	$25.00/Transaction
Repaired Trade Surcharge	$8.00/Transaction
Cancels	$8.00/Transaction
Proxy Announcement — Non U.S.	$10.00/Transaction
Proxy Vote — Non U.S.	$10.00/Transaction
SWIFT Messaging	$0.75/Message

Wires and Payments Charges:
U.S. Wires	$8.00/Transaction
Book Transfers	$4.00/Transaction
Non — U.S. Wire	$25.00/Transaction
FX — 3rd Party	$35.00/Transaction
Cashier’s Check	$20.00/Transaction

Miscellaneous Other Charges:
Restricted Securities Processing	$100

(1)	The Domestic Market value fee does not apply to the following funds: Huntington VA Balanced Fund, Huntington Balanced Allocation Fund, Huntington VA Conservative Allocation Fund and Huntington Growth Allocation Fund.

Huntington National Bank

GLOBAL SECURITIES FEE SCHEDULE

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Argentina	20	60
Australia	3	15
Austria	6	45
Bahrain	60	180
Bangladesh	50	170
Belgium	2.5	30
Bermuda	10	100
Botswana	40	70
Brazil	10	25
Bulgaria	40	100
Canada	1	10
Chile	20	70
China	15	50
Colombia	45	100
Costa Rica	50	70
Croatia	50	80
Cyprus	10	140
Czech Republic	15	45
Denmark	3	30
Egypt	25	60
Estonia	20	70
Euroclear	1.5	15
Finland	3	30
France	3	30
Germany	3	25
Ghana	40	80
Greece	18	80
Hong Kong	4	25
Hungary	15	45
Iceland	15	100
India	15	50
Indonesia	10	30
Ireland	3	30
Israel	20	50
Italy	3	25
Japan	2	15

Huntington National Bank

GLOBAL SECURITIES FEE SCHEDULE

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Jordan	45	135
Kazakhstan	50	150
Kenya	35	65
Latvia	30	100
Lebanon	50	150
Lithuania	35	100
Luxembourg	6	50
Malaysia	6	30
Malta	35	135
Mauritius	50	135
Mexico	8	15
Morocco	50	115
Namibia	35	70
Netherlands	3	20
New Zealand	2.5	25
Nigeria	40	70
Norway	3	30
Oman	60	150
Pakistan	30	125
Palestine	60	200
Peru	34	75
Philippines	10	34
Poland	10	30
Portugal	5	30
Qatar	60	200
Romania	35	100
Russia	25	100
Singapore	6	50
Slovakia	35	120
Slovenia	50	110
South Africa	4	25
South Korea	8	20
Spain	4	30
Sri Lanka	25	70
Swaziland	40	70
Sweden	3	25

Huntington National Bank

GLOBAL SECURITIES FEE SCHEDULE

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Switzerland	3	30
Taiwan	10	45
Thailand	5	50
Trinidad	50	130
Turkey	10	40
Tunisia	50	100
Ukraine	30	300
UAE	45	135
United Kingdom	1	15
Uruguay	50	80
Venezuela	50	175
Vietnam	50	175
Zambia	40	70
Zimbabwe	40	65

Annual Securities Lending charges for collateral monitoring and recordkeeping services:

Fund Name	Annual Custody Charge
Global Select Markets Fund	$5,700
International Equity Fund	$42,000
Situs Fund	$204,000
VA International Equity Fund	$2,300
VA Situs Fund	$49,000
World Income Fund	$16,900
Dividend Capture Fund	$15,100
Income Equity Fund	$18,000
Mid Corp America Fund	$32,000
Mortgage Securities Fund	$700
Real Strategies Fund	$109,000
Rotating Markets Fund	$2,200
VA Dividend Capture Fund	$21,700
VA Growth Fund	$2,900
VA Income Equity Fund	$3,800
VA Mid Corp America Fund	$3,700
VA Mortgage Securities Fund	$200
VA Real Strategies Fund	$3,900
VA Rotating Markets Fund	$200

Total	$533,300

THE HUNTINGTON FUNDS		THE HUNTINGTON NATIONAL BANK

By:	/s/ R. Jeffrey Young	By:	/s/ Kevin R. Speert
Name:	R. Jeffrey Young	Name:	Kevin R. Speert
Title:	Chief Executive Officer	Title:	Vice President
Date:	June 1, 2013	Date:	June 1, 2013